Exhibit 99.2

Sempra Energy

Oncor Capital Plan Update

Continued organic growth in Texas drives increased five-year capital plan of $12.2B, an increase of over 60% from the 2017 regulatory commitment[1]

- Oncor continues to see increased premise and load growth within its service territory, despite the economic impacts of the COVID-19 pandemic
- Higher capital spend over the next five years is attributable to:
  - Supporting new growth across the system
  - Maintaining the system, including investments to enhance the safety and reliability of service
  - Continuing investments in technology and innovation

Oncor's 5-Year Capital Plan ($B)[1]


$7.5
$8.4
$9.2
$11.2
$11.9
$12.2
2017 Regulatory Commitment
2017 Acquisition Announcement
2018 Investor Day + Incremental
2019 Investor Day
2020 Investor Day
New Plan
Technology
Trans. Expansion
Trans. Maintenance + Other
Distr. Expansion
Distr. Maintenance + Other

9

1) Actual amounts expended will depend on a number of factors and may differ materially from the amounts reflected in the capital plan. Represents 100% of Oncor's forecasted capital expenditures for 2021 – 2025.